Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Global High Yield Corporate Bond ETF (ISHGHYG) iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - Passive High Yield Portfolio
(BR-INC-PHY)
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc
(BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY)


The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
                                    09-24-2014

Security Type:
                                    BND/CORP


Issuer
                                    Ally Financial Inc. (2024)

Selling Underwriter
                                    Citigroup Global Markets Inc.

Affiliated Underwriter(s)
                                    [X]PNC Capital Markets LLC
                                    [ ]Other:
List of Underwriter(s)
Citigroup Global Markets Inc., Deutsche
Bank Securities Inc., Goldman, Sachs &
Co., Morgan Stanley & Co. LLC, Lloyds
Securities Inc., PNC Capital Markets
LLC, Scotia Capital (USA) Inc., SG
Americas Securities, LLC, U.S. Bancorp
Investments, Inc., Blaylock Beal Van,
LLC, Drexel Hamilton, LLC, Mischler
Financial Group, Inc., Toussaint Capital
Partners, LLC

Transaction Details

Date of Purchase
                                      09-24-2014

Purchase Price/Share(per share / % of par)
                                   $98.085
Total Commission, Spread or Profit
                                   1.000

1.	Aggregate Principal Amount Purchased (a+b)
                                    $57,425,000
a.	US Registered Funds
(Appendix attached with individual Fund/Client purchase)
                                     $14,548,000
b.	Other BlackRock Clients
                                     $42,877,000
2.	Aggregate Principal Amount of Offering
                                     700,000,000

Fund Ratio [Divide Sum of #1 by #2] Must be less than 0.25
                                           0.08203

Legal Requirements

Offering Type (check ONE)
 The securities fall into one of the following transaction types (see Definitions):
[X]	U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]	Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]	Eligible Municipal Securities
[ ]	Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]	Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X]	The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ]	If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.
Completed by:
                                    Dillip Behera
                                    Global Syndicate Team Member
Date
                                    09-29-2014

Approved by:
                                    Betsy Mathews, Steven DeLaura
                                    Global Syndicate Team Member

Date
                                    09-29-2014